Exhibit 1.1

CERTAIN EXHIBITS AND SCHEDULES DESIGNATED BY [***] HAVE BEEN OMITTED PURSUANT TO REGULATION S-K ITEM 601(A)(5).

500,000 Depositary Shares

Truist Financial Corporation

Each Representing a 1/25th Interest

in a Share of 6.250% Series S Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock

Underwriting Agreement

May 12, 2026

Truist Securities, Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As Representatives of the several

Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Truist Financial Corporation, a North Carolina corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue or cause to be issued and sell to the Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 500,000 Depositary Shares (the “Shares”), each representing 1/25th ownership interest in a share of the Company’s 6.250% Series S Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, $5.00 par value per share, with a liquidation preference of $25,000 per share (the “Preferred Stock”). Truist Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are collectively referred to herein as the “Representatives.” The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares that are to be issued by Computershare Trust Company, N.A. and Computershare Inc. (jointly, the “Depositary”) under a deposit agreement, to be dated as of May 15, 2026 (the “Deposit Agreement”), between the Company and the Depositary. For purposes of this Agreement, “Depositary Shares” means the depositary shares, each representing 1/25th ownership interest in a share of the Preferred Stock.

1. Representations and Warranties of the Company. The Company (on behalf of itself and each of its subsidiaries) represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File No. 333-276600) in respect of the Shares (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Securities Act Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the date hereof and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to

Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Pricing Prospectus, as supplemented by the term sheet in a form approved by the Representatives and specified in Annex I hereto (the “Term Sheet”), prepared and filed pursuant to Section 5(a) hereof, and each Issuer Free Writing Prospectus, taken together are hereinafter collectively called the “Disclosure Package”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.”

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 3:00 p.m. (New York City time) on the date of this Agreement. The Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (including but not limited to those relating to eXtensible Business Reporting Language), and none of such documents, when read together with the other information in the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the

Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I(c) hereto.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery (as defined below) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(f) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, (ii) is duly registered as a bank holding company and has duly elected to be a financial holding company under the Bank Holding Company Act of 1956, as amended, and (iii) has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in any material adverse change, whether or not arising in the ordinary course of business, in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”). All of the Company’s consolidated material subsidiaries are listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(g) Truist Bank, the Company’s principal banking subsidiary (the “Principal Banking Subsidiary”), has been duly incorporated and is validly existing as a state-chartered commercial bank in good standing under the laws of the State of North Carolina and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of the Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of the Principal Banking Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity. The Principal Banking Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(h) The Company has an authorized capitalization as set forth in the Disclosure Package and all outstanding shares of capital stock (including the Preferred Stock) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Other than as set forth in the Disclosure Package or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of its subsidiaries is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as may have been granted by the Company pursuant to employee awards and employee benefit plans in the ordinary course of business and consistent with past practice. The capital stock of the Company (including the Preferred Stock) conforms to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(i) The Deposit Agreement has been duly authorized and, prior to the Time of Delivery (as defined below), will have been validly executed and delivered by the Company and will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; and the Shares are entitled to the benefits of the Deposit Agreement; and such Deposit Agreement will conform to the description thereof in the Disclosure Package and the Prospectus.

(j) The Preferred Stock to be issued by the Company underlying the Shares to be sold by the Company to the Underwriters hereunder and the Shares have been duly and validly authorized and, when the Preferred Stock is issued and delivered against payment therefor as provided herein, it will be duly and validly issued and fully paid and non-assessable; all corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Shares and sale of the Shares has been validly and sufficiently taken, and upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, the Shares will represent legal and valid interests in the Preferred Stock and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement; and the Preferred Stock and Shares will conform to the descriptions of the Preferred Stock and Shares, respectively, contained in the Disclosure Package and the Prospectus.

(k) The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement and under the Deposit Agreement; the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the compliance with the provisions hereof and under the Deposit Agreement by the Company and the consummation of the transactions contemplated herein and under the Deposit Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (or similar documents) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or default would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws (or similar document) of the Company or any of its subsidiaries or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, license or order of or filing or registration with, any court or governmental authority or agency or body is required for the consummation by the Company of the transactions contemplated herein or in the Deposit Agreement, except such as may be required under the Securities Act or the rules and regulations of the Commission thereunder, all of which have been obtained, or such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriters.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Articles of Amendment for the Preferred Stock have been duly authorized and executed by the Company. The form of certificate representing the Preferred Stock complies with the requirements of North Carolina state law, the Company’s articles of incorporation and its by-laws.

(n) Neither the Company nor any of its subsidiaries is (i) in violation of its organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument (or similar documents) to which it is a party or by which it or any of them or their properties or assets may be bound, except, in the case of clause (ii) only, for such violations or defaults that would not result in a Material Adverse Effect.

(o) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to own, possess or maintain such governmental licenses, permits, consents, orders, approvals and other authorizations would not, individually or in the aggregate, result in a Material Adverse Effect.

(p) The Company and its subsidiaries own or possess all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names that, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(q) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may reasonably be expected to materially and adversely affect the consummation of this Agreement or the Deposit Agreement or the consummation of the transactions contemplated hereby or under the Deposit Agreement; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder which have not been so filed.

(r) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(s) The statements set forth in the Disclosure Package and Prospectus under the captions “Description of Capital Stock,” “Description of Preferred Stock” and “Description of Depositary Shares,” are accurate, complete and fair summaries of the matters referred to therein in all material respects.

(t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or controlled by an entity required to be registered under the Investment Company Act as an “investment company.”

(u) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(v) The accountants who certified the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus and who audited the Company’s internal controls are an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.

(w) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(x) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.

(y) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15e under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

(aa) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no Material Adverse Effect, (ii) there has been no material decrease in the capital stock or any material increase in the long-term debt to third parties of the Company or any of its subsidiaries and (iii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

(bb) Except as specifically disclosed in the Disclosure Package and the Prospectus, to the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

(cc) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except where any of the activities set forth in clauses (i), (ii), (iii) and (iv) would not have a Material Adverse Effect, and the Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to ensure compliance with the laws set forth in clause (iii).

(dd) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate, as such term is defined in Rule 501(b) under the Securities Act, of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or economic or trade sanctions imposed by the European Commission or administered by the U.K. Office of Financial Sanctions Implementation; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any (a) subsidiary, (b) joint venture partner or (c) other person or entity, for, in each of (a), (b) or (c), the purpose of financing or facilitating the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC or economic or trade sanctions imposed by the European Commission or administered by the U.K. Office of Financial Sanctions Implementation.

(ee) The Company does not have any “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X) not listed on Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2025 that would be required to be so listed if such Annual Report on Form 10-K were filed on the date of this Agreement.

(ff) (A) Except as specifically disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material security breach or other compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(gg) The Company has not agreed to pay, and the Company does not know of any outstanding material claims in the nature of, a finder’s fee, financial advisory fee, origination fee or similar fee to be paid by them with respect to the transactions contemplated hereby except as contemplated by this Agreement.

(hh) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act, has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of the Shares in violation of Regulation M under the Exchange Act.

(ii) The Company, and, to the best of its knowledge, its officers and directors, are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) PricewaterhouseCoopers LLP (or another nationally recognized firm of independent public accountants), who audited and reviewed the financial statements and the Company’s internal controls included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (United States).

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Shares set forth opposite the name of such Underwriter in Schedule II hereto at a purchase price of $990.00 per Share.

3. The Offering. The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Settlement.

(a) The Shares to be purchased by each Underwriter hereunder, in book-entry form represented by one or more Depositary Receipts deposited with The Depository Trust Company (“DTC”), and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 15, 2026 or such other time and date as the Representatives and the Company may agree upon in writing (“Time of Delivery”).

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, including but not limited to the Term Sheet; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof.

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriters and will use its reasonable best efforts to cause such registration statement to be declared effective within one hundred and eighty (180) days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

(d) To endeavor, in cooperation with the Representatives, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in The City of New York in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(f) To make generally available to its security holders (as defined in Rule 158), as soon as practicable, but not later than forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year and ninety (90) days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement, provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds.”

(h) During a period of 30 days from the date of the Prospectus, to not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Stock or Depositary Shares, any securities that are substantially similar to the Preferred Stock or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Stock, Depositary Shares or substantially similar securities, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Stock or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or Depositary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Stock and Depositary Shares to be sold hereunder.

(i) To prepare a final Term Sheet in a form approved by the Representatives and to file such Term Sheet pursuant to Rule 433 under the Securities Act within the time required by such Rule. Such Term Sheet shall be an Issuer Free Writing Prospectus.

6. Free Writing Prospectuses.

(a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to any issue of Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed by the Company with the Commission or retained by the Company under Rule 433; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule I(b) hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives for use therein.

7. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters (up to a maximum amount of counsel fees of $5,000) in connection with, any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares; (v) the cost of preparing the Shares and Depositary Receipts; (vi) the cost and charges of any transfer agent or registrar; (vii) the fees and expenses of the Depositary and any agent of the Depositary and the fees and disbursements of counsel for the Depositary in connection with the Deposit Agreement and the Shares; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. Conditions. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with, or is being complied with, to the reasonable satisfaction of Underwriters; FINRA shall have raised no objection to the fairness and reasonableness of this Agreement.

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives, with respect to the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Mayer Brown LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion and letter, dated the Time of Delivery, in the forms attached hereto as Annex II.

(d) On the date hereof at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information (including pro forma financial information) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; provided that each letter delivered at the Time of Delivery shall use a “cut-off” date no more than three business days prior to the Time of Delivery.

(e) On or after the Applicable Time there shall not have occurred any of the following: (i) any Material Adverse Effect, and (ii) there shall not have occurred any outbreak or escalation of hostilities or any material change in financial markets or other calamity or crisis (including, without limitation, an act of terrorism) the effect of which is such as to make it, in the Representatives’ judgment, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, and (iii) trading in securities of the Company shall not have been suspended by the Commission or a national securities exchange, nor shall trading generally on the NYSE have been suspended, or minimum or maximum prices for trading of securities generally have been fixed, or maximum ranges for prices for securities (other than trading limits currently in effect and other similar trading limits) have been required, or trading otherwise materially limited, by either of said exchanges or by order of the Commission or any other governmental authority, nor shall a banking moratorium have been declared by either federal or New York authorities, and (iv) there shall not have been a material disruption in commercial banking or securities settlement or clearance services in the United States, and (v) the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, shall not have contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

(f) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(g) The Articles of Amendment for the Preferred Stock shall have been duly filed with the Secretary of State of the State of North Carolina.

(h) At the Time of Delivery, the Underwriters shall have received a certificate of the Chief Operating Officer, Chief Financial Officer, Treasurer, any Senior Executive Vice President, any Executive Vice President, or any Senior Vice President of the Company, dated as of the Time of Delivery, to the effect (i) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any nationally recognized statistical rating organization on or after the Applicable Time, (ii) that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) that the Company, and, to the best of its knowledge, its officers and directors, are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)

against any and all loss, liability, claim, damage and expense, joint or several, whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Representatives as aforesaid) if such settlement is effected with the prior written consent of the Company; and

(iii)

against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Underwriter), as incurred, insofar as they are reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Representatives as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) hereof, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 9(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Underwriters is an indemnified party, each such Underwriter shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Underwriter may have interests conflicting with those of the other Underwriter or Underwriters because of the participation of one Underwriter in a transaction hereunder in which the other Underwriter or Underwriters did not participate. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 hereof is for any reason held to be unavailable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters with respect to the Shares that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) hereof, then the Company and the Underwriters shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined pro rata (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 9(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares referred to in the second sentence of this Section 9(d) that were offered and sold to the public through the Underwriters exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled under this Section 9(d) to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each of the directors of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9(d) are several in proportion to the number of Shares set forth opposite their respective names in Schedule II hereto and not joint.

10. Underwriter Default.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any of the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Notices, etc. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to the Representatives as the representatives at the addresses of the respective representatives in Schedule I(a) hereto; and if to the Company shall be delivered or sent by mail to 214 North Tryon Street, Charlotte, North Carolina 28202, attention of Chief Legal Officer ; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Parties to Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Underwriters Not Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters may be engaged in a broad range of transactions that involve interests that differ from the Company and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Supersedes Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

21. Disclosures. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of the two preceding paragraphs, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

TRUIST FINANCIAL CORPORATION

By:	/s/ August Husmillo
Name: August Husmillo
Title: Executive Vice President and Head of Corporate Funding

Accepted as of the date hereof:

TRUIST SECURITIES, INC.

By:	/s/ Rob Nordlinger
Name: Rob Nordlinger
Title: Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Rishi Mathur
Name: Rishi Mathur
Title: Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Managing Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

(a)	Representatives:

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Investment Grade Debt Capital Markets

Facsimile: (404) 926-5027

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Email: registration-syndops@ny.email.gs.com

Telephone: 1-866-471-2526

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212)761-6691

(b)	Free Writing Prospectuses (Sections 1(c) and 6(a)):

Term Sheet, dated May 12, 2026, filed with the Commission by the Company pursuant to Rule 433 under the Securities Act as specified in Annex I.

(c)	Additional Incorporated Documents (Section 1(d)):

None.

I-1

SCHEDULE II

Underwriters	Total Number of Shares to be Purchased
Truist Securities, Inc.	132,500
Citigroup Global Markets Inc.	117,500
Goldman Sachs & Co. LLC	117,500
Morgan Stanley & Co. LLC	117,500
Academy Securities, Inc.	7,500
Drexel Hamilton, LLC	7,500

Total	500,000

II-1

ANNEX I

Term Sheet, dated May 12, 2026, and filed by the Company with the Commission.

Annex I

ANNEX II

Opinion of Counsel to the Issuer

[***]

Annex II